Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 17, 2023, with respect to the financial statements of Abacus Settlements, LLC contained in the Final Prospectus, filed on July 25, 2023 and as amended on September 29, 2023, relating to the Registration Statement on Form S-1 (File No. 333-273411), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the information by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 26, 2023